EXHIBIT 32

Certification of the Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. §1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Amendment No. 1 to Quarterly Report of Tesco Corporation (the “Company”) on Form 10-Q/A for the period ended March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Julio M. Quintana, as President and Chief Executive Officer of the Company, and Robert L. Kayl, as Senior Vice President and Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 5, 2010	/s/ JULIO M. QUINTANA
Julio M. Quintana President and Chief Executive Officer

Date: March 5, 2010	/s/ ROBERT L. KAYL
Robert L. Kayl Senior Vice President and Chief Financial Officer

The foregoing certification shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

A signed original of this written statement required by Section 906 has been provided to Tesco Corporation, and will be retained by Tesco Corporation and furnished to the Securities and Exchange Commission or its staff upon request.